Exhibit 99.1

NEWS RELEASE
Contact:	Richard F. Miles
President and CEO
Geokinetics
(713) 850-7600

GEOKINETICS PROVIDES UPDATE ON THE CFO POSITION AND ANNOUNCES NEW MANAGEMENT CHANGES

HOUSTON, — July 19, 2010 — Geokinetics Inc. (NYSE AMEX: GOK) today announced that Scott A. McCurdy, Senior Vice President and Chief Financial Officer, has agreed to delay his departure date from the Company and remain with Geokinetics in his present capacity until at least August 18, 2010 to assist through the second quarter reporting period and to enable an orderly transition.  The Company is currently interviewing several qualified candidates and is confident a successor will be named in the near future.

The Company also announced two recent additions to its management team.  William L. Moll, Jr. was appointed Vice President, General Counsel and Corporate Secretary effective April 1, 2010, having joined the Company in January 2010 as Vice President and Corporate Counsel.  Mr. Moll came to Geokinetics with over 18 years of relevant experience, primarily representing publicly traded companies in the oil and gas industry.  Prior to joining Geokinetics, Mr. Moll was with Patterson-UTI Energy, Inc., a drilling services contractor, since February 2007 where he served as General Counsel and Secretary.  Prior to that, Mr. Moll spent 11 years with Stewart & Stevenson, a supplier of equipment used in oilfield services, where he held positions of increasing responsibility in the legal department.  Mr. Moll began his legal career in 1991 with the law firm of Andrews & Kurth LLP after graduating from the University of Houston Law Center.  Mr. Moll will be responsible for oversight of the Company’s legal affairs worldwide, working closely with the board of directors, executive management and the operations team.

Scott M. Zuehlke joined the Company on July 1, 2010 as Director of Investor Relations.  Mr. Zuehlke came to Geokinetics with over 12 years of relevant work experience.  Prior to joining Geokinetics, Scott served for over a year as Manager, Finance and Investor Relations at Hercules Offshore, Inc., an oil and gas drilling company.  Before that, Mr. Zuehlke spent a total of 11 years at Invesco Aim (currently named Invesco), an independent global investment management company, serving four years as an Equity Analyst focusing on the energy sector and seven years as a Market Data Associate.  Mr. Zuehlke graduated from The University of Texas with a Bachelor of Business Administration degree, and went on to earn his Master of Business Administration degree from The University of Houston.  Mr. Zuehlke will be responsible for building an effective Investor Relations department by developing and implementing investor relations and communication strategies.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to our international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about appointment of personnel to executive management positions. These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks described in the Company’s reports filed with the Securities and Exchange Commission.

Although Geokinetics believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will be correct.  All of Geokinetics’ forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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